Exhibit 99.1

Strategic Education, Inc. Reports Second Quarter 2021 Results

HERNDON, Va.--(BUSINESS WIRE)--July 28, 2021--Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended June 30, 2021.

“We are pleased with performance at Capella University and in our Alternative Learning and Australia/New Zealand segments and continue to focus on returning Strayer University to growth,” said Karl McDonnell, Chief Executive Officer of Strategic Education. “Our financial strength provides a solid foundation as we continue to invest in Australia/New Zealand, Alternative Learning, and the success of our Capella and Strayer students.”

STRATEGIC EDUCATION CONSOLIDATED RESULTS

[Note: Strategic Education’s financial results for any periods ended prior to November 3, 2020 do not include the financial results of the Australia/New Zealand acquisition and are therefore not directly comparable.]

Three Months Ended June 30

  Revenue increased 16.9% to $299.2 million compared to $255.8 million for the same period in 2020. Adjusted revenue, which is a non-GAAP financial measure and excludes a purchase accounting revenue adjustment and foreign currency exchange impacts, increased 16.5% to $298.1 million compared to $255.8 million for the same period in 2020. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP Financial Measures section of this press release.
  Income from operations was $26.7 million or 8.9% of revenue, compared to $46.4 million or 18.1% of revenue for the same period in 2020. Adjusted income from operations, which is a non-GAAP financial measure, was $53.7 million in 2021 compared to $63.0 million for the same period in 2020. The adjusted operating income margin, which is a non-GAAP financial measure, was 18.0% compared to 24.6% for the same period in 2020.
  Net income was $20.0 million in 2021 compared to $34.2 million for the same period in 2020. Adjusted net income, which is a non-GAAP financial measure, was $37.5 million compared to $45.4 million for the same period in 2020.
  Adjusted EBITDA, which is a non-GAAP financial measure, was $71.9 million compared to $77.7 million for the same period in 2020.
  Diluted earnings per share was $0.83 compared to $1.55 for the same period in 2020. Adjusted diluted earnings per share, which is a non-GAAP financial measure, decreased to $1.55 from $2.06 for the same period in 2020. Diluted weighted average shares outstanding increased to 24,126,000 from 22,012,000 for the same period in 2020, due primarily to new shares issued to facilitate the acquisition of Torrens University and associated assets in Australia and New Zealand.

U.S. Higher Education Segment Highlights

  The U.S. Higher Education segment (USHE) is comprised primarily of Strayer University and Capella University.
  For the second quarter, student enrollment within USHE decreased 9.9% to 83,923 compared to 93,123 for the same period in 2020.
  For the second quarter, FlexPath enrollment was 18% of USHE enrollment compared to 12% for the same period in 2020.
  Revenue decreased 14.2% to $212.2 million in the second quarter of 2021 compared to $247.4 million for the same period in 2020, driven by lower second quarter enrollment and lower revenue-per-student.
  Income from operations decreased to $32.1 million in the second quarter of 2021 from $58.8 million for the same period in 2020. The operating income margin was 15.1%, compared to 23.8% for the same period in 2020.
  Strayer University has now reopened 30 campuses that had been closed during the COVID-19 pandemic, with the majority of remaining campuses expected to be reopened by the end of 2021.

Alternative Learning Segment Highlights

  The Alternative Learning segment is comprised primarily of Employer Solutions, Sophia Learning, and Workforce Edge.
  For the second quarter, employer affiliated enrollment was 20.5% of USHE enrollment compared to 17.2% for the same period in 2020.
  Revenue increased 52.2% to $12.9 million in the second quarter of 2021 compared to $8.5 million for the same period in 2020, driven by growth in Sophia Learning subscriptions and employer affiliated enrollment.
  Income from operations increased to $5.2 million in the second quarter of 2021 from $4.2 million for the same period in 2020. The operating income margin was 40.1%, compared to 49.8% for the same period in 2020.

Australia/New Zealand Segment Highlights

  The Australia/New Zealand segment (ANZ) is comprised of Torrens University, Think Education, and Media Design School.
  For the second quarter, student enrollment within ANZ was 18,800.
  Revenue was $74.1 million in the second quarter of 2021, and adjusted revenue, which is a non-GAAP financial measure, was $72.9 million.
  Income from operations was $15.6 million or 21.1% of revenue in the second quarter of 2021, and adjusted income from operations, which is a non-GAAP financial measure, was $16.5 million or 22.6% of adjusted revenue.

BALANCE SHEET AND CASH FLOW

At June 30, 2021, Strategic Education had cash, cash equivalents, and marketable securities of $293.7 million, and $141.7 million outstanding under its revolving credit facility. For the first six months of 2021, cash provided by operations was $125.8 million compared to $111.9 million for the same period in 2020. Capital expenditures for the first six months of 2021 were $23.1 million compared to $25.5 million for the same period in 2020. Capital expenditures for 2021 are expected to be $50 million to $55 million.

For the second quarter of 2021, consolidated bad debt expense as a percentage of revenue was 3.3%, compared to 4.7% of revenue for the same period in 2020.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on September 13, 2021 to shareholders of record as of September 3, 2021.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its second quarter 2021 results at 10:00 a.m. (ET) today. To participate in the live call, investors should dial (877) 303-9047 ten minutes prior to the start time. In addition, the call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section prior to the start time of the call. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We serve working adult students globally through our core focus areas: 1) U.S. Higher Education, including Strayer University and Capella University, each institutionally accredited, and collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs including the Jack Welch Management Institute at Strayer University, and non-degree web and mobile application development courses through Hackbright Academy and Strayer University’s DevMountain; 2) Alternative Learning, encompassing Employer Solutions, developing and maintaining relationships with large employers; Workforce Edge, a full service, online employee education management platform; Sophia Learning, self-paced general education courses that are ACE-recommended for college credit; and Digital Enablement Partnerships, helping advance capabilities in course development, online delivery, and student support; and 3) Australia/New Zealand, comprised of Torrens University, Think Education, and Media Design School that collectively offer certificate and degree programs in Australia and New Zealand. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; the impact of the current COVID-19 pandemic on Strategic Education’s business and results; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

  the pace of student enrollment;
  Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;
  rulemaking by the Department of Education and increased focus by the U.S. Congress on for-profit education institutions;
  competitive factors;
  risks associated with the further spread of COVID-19, including the ultimate impact of COVID-19 on people and economies;
  the impact of regulatory measures or voluntary actions that may be put in place to limit the spread of COVID-19, including restrictions on business operations or social distancing requirements;
  risks associated with the opening of new campuses;
  risks associated with the offering of new educational programs and adapting to other changes;
  risks associated with the acquisition of existing educational institutions, including in the case of Strategic Education’s acquisition of Torrens University and associated assets in Australia and New Zealand, the risk that the benefits of the acquisition may not be fully realized or may take longer to realize than expected, and the risk that the acquisition may not advance Strategic Education’s business strategy and growth strategy;
  risks relating to the timing of regulatory approvals;
  Strategic Education’s ability to implement its growth strategy;
  the risk that the combined company may experience difficulty integrating employees or operations;
  risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;
  general economic and market conditions; and
  additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2020	2021	2020	2021
Revenues	$255,831	$299,173	$521,133	$589,509
Costs and expenses:
Instructional and support costs	125,544	152,938	258,480	305,743
General and administration	67,301	93,395	136,527	180,240
Amortization of intangible assets	15,417	19,392	30,834	38,799
Merger and integration costs	1,174	1,937	4,938	2,949
Restructuring costs	—	4,811	—	23,078
Total costs and expenses	209,436	272,473	430,779	550,809
Income from operations	46,395	26,700	90,354	38,700
Other income	1,639	757	3,762	2,924
Income before income taxes	48,034	27,457	94,116	41,624
Provision for income taxes	13,882	7,481	24,725	12,071
Net income	$34,152	$19,976	$69,391	$29,553
Earnings per share:
Basic	$1.57	$0.83	$3.18	$1.23
Diluted	$1.55	$0.83	$3.15	$1.22
Weighted average shares outstanding:
Basic	21,764	23,975	21,787	23,974
Diluted	22,012	24,126	22,041	24,139

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share data)

	December 31, 2020	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$187,509	$261,585
Marketable securities	7,557	4,040
Tuition receivable, net	50,169	78,609
Income taxes receivable	1,429	—
Assets held for sale	—	5,801
Other current assets	39,458	43,600
Total current assets	286,122	393,635
Property and equipment, net	158,854	153,812
Right-of-use lease assets	120,687	134,069
Marketable securities, non-current	30,270	28,062
Intangible assets, net	326,420	289,985
Goodwill	1,318,526	1,303,863
Other assets	54,928	59,887
Total assets	$2,295,807	$2,363,313

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$104,742	$100,119
Income taxes payable	—	4,015
Contract liabilities	60,501	118,771
Lease liabilities	34,809	29,284
Total current liabilities	200,052	252,189
Long-term debt	141,823	141,748
Deferred income tax liabilities	53,407	42,810
Lease liabilities, non-current	106,151	148,382
Other long-term liabilities	46,055	45,004
Total liabilities	547,488	630,133
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 24,418,939 and 24,621,111 shares issued and outstanding at December 31, 2020 and June 30, 2021, respectively	244	246
Additional paid-in capital	1,519,549	1,523,022
Accumulated other comprehensive income	48,880	30,823
Retained earnings	179,646	179,089
Total stockholders’ equity	1,748,319	1,733,180
Total liabilities and stockholders’ equity	$2,295,807	$2,363,313

STRATEGIC EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	For the six months ended June 30,
	2020	2021
Cash flows from operating activities:
Net income	$69,391	$29,553
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs	167	276
Amortization of investment discount/premium	68	40
Depreciation and amortization	51,981	66,624
Deferred income taxes	(6,736)	(10,499)
Stock-based compensation	6,884	8,068
Impairment of right-of-use lease assets	453	17,015
Changes in assets and liabilities:
Tuition receivable, net	3,820	(28,947)
Other assets	(6,338)	(9,308)
Accounts payable and accrued expenses	(22,180)	(7,835)
Income taxes payable and income taxes receivable	15,303	5,444
Contract liabilities	2,053	58,937
Other liabilities	(2,925)	(3,537)
Net cash provided by operating activities	111,941	125,831

Cash flows from investing activities:
Purchases of property and equipment	(25,465)	(23,138)
Purchases of marketable securities	(1,863)	—
Proceeds from marketable securities	18,869	5,595
Other investments	(693)	(262)
Net cash used in investing activities	(9,152)	(17,805)

Cash flows from financing activities:
Common dividends paid	(26,662)	(29,549)
Net payments for stock awards	(24,758)	(2,283)
Repurchase of common stock	(247)	(2,904)
Net cash used in financing activities	(51,667)	(34,736)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	—	(1,396)
Net increase in cash, cash equivalents, and restricted cash	51,122	71,894
Cash, cash equivalents, and restricted cash — beginning of period	420,497	202,020
Cash, cash equivalents, and restricted cash — end of period	$471,619	$273,914

STRATEGIC EDUCATION, INC. UNAUDITED SEGMENT REPORTING (in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2020	2021	2020	2021
Revenues:
U.S. Higher Education	$247,350	$212,207	$502,863	$438,754
Australia/New Zealand	—	74,060	—	125,325
Alternative Learning	8,481	12,906	18,270	25,430
Consolidated revenues	$255,831	$299,173	$521,133	$589,509
Income from operations:
U.S. Higher Education	$58,765	$32,059	$115,508	$79,813
Australia/New Zealand	—	15,601	—	12,652
Alternative Learning	4,221	5,180	10,618	11,061
Amortization of intangible assets	(15,417)	(19,392)	(30,834)	(38,799)
Merger and integration costs	(1,174)	(1,937)	(4,938)	(2,949)
Restructuring costs	—	(4,811)	—	(23,078)
Consolidated income from operations	$46,395	$26,700	$90,354	$38,700

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We discuss management's reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, total costs and expenses, income from operations, operating margin, income before income taxes, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operations period-over-period. These measures are Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, and amortization and depreciation expense related to intangible assets and software assets associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (2) transaction and integration expenses associated with the Company's merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (3) severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring, (4) income recognized from the Company’s investments in partnership interests and other investments, (5) discrete tax adjustments utilizing adjusted effective income tax rates of 28.5% and 29.5% for the three months ended June 30, 2020 and 2021, respectively, and (6) foreign currency exchange impact related to translating foreign currency results at a constant exchange rate of 0.743 Australian Dollars to U.S. Dollars, which is the 2021 budget rate. We define EBITDA as net income before other income, the provision for income taxes, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, a purchase accounting adjustment to record acquired contract liabilities at fair value, and the amounts in (2), (3) and (6) above. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED REVENUE, ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM
OPERATIONS, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED EPS
(in thousands, except per share data)

		For the three months ended June 30, 2020 Non-GAAP Adjustments
	As Reported (GAAP)	Purchase accounting adjustments(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	Foreign exchange adjustments(6)	As Adjusted (Non-GAAP)
Revenues	$255,831	$—	$—	$—	$—	$—	$—	$255,831
Total costs and expenses	$209,436	$(15,417)	$(1,174)	$—	$—	$—	$—	$192,845
Income from operations	$46,395	$15,417	$1,174	$—	$—	$—	$—	$62,986
Operating margin	18.1%							24.6%
Income before income taxes	$48,034	$15,417	$1,174	$—	$(1,135)	$—	$—	$63,490
Net income	$34,152	$15,417	$1,174	$—	$(1,135)	$(4,213)	$—	$45,395

Earnings per share:
Diluted	$1.55							$2.06

Weighted average shares outstanding:
Diluted	22,012							22,012

		For the three months ended June 30, 2021 Non-GAAP Adjustments
	As Reported (GAAP)	Purchase accounting adjustments(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	Foreign exchange adjustments(6)	As Adjusted (Non-GAAP)
Revenues	$299,173	$1,423	$—	$—	$—	$—	$(2,534)	$298,062
Total costs and expenses	$272,473	$(19,392)	$(1,937)	$(4,811)	$—	$—	$(2,008)	$244,325
Income from operations	$26,700	$20,815	$1,937	$4,811	$—	$—	$(526)	$53,737
Operating margin	8.9%							18.0%
Income before income taxes	$27,457	$20,815	$1,937	$4,811	$(1,398)	$—	$(526)	$53,096
Net income	$19,976	$20,815	$1,937	$4,811	$(1,398)	$(8,164)	$(526)	$37,451

Earnings per share:
Diluted	$0.83							$1.55

Weighted average shares outstanding:
Diluted	24,126							24,126
(1)	Reflects a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company's acquisition of Torrens University and associated assets in Australia and New Zealand, and amortization and depreciation expense of intangible assets and software assets acquired through the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.
(2)	Reflects transaction and integration expenses associated with the Company's merger with Capella Education Company and the Company's acquisition of Torrens University and associated assets in Australia and New Zealand.
(3)	Reflects severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring.
(4)	Reflects income recognized from the Company's investments in partnership interests and other investments.
(5)	Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing adjusted effective income tax rates of 28.5% and 29.5% for the three months ended June 30, 2020 and 2021, respectively.
(6)	Reflects foreign currency exchange impact related to translating foreign currency results at a constant exchange rate of 0.743 Australian Dollars to U.S. Dollars, which is the 2021 budget rate.

STRATEGIC EDUCATION, INC. UNAUDITED NON-GAAP SEGMENT REPORTING (in thousands)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2020	2021	2020	2021
Revenues:
U.S. Higher Education	$247,350	$212,207	$502,863	$438,754
Australia/New Zealand	—	74,060	—	125,325
Alternative Learning	8,481	12,906	18,270	25,430
Consolidated revenues	255,831	299,173	521,133	589,509

Adjustments to consolidated revenues:
U.S. Higher Education	—	—	—	—
Australia/New Zealand[1]	—	(1,111)	—	(907)
Alternative Learning	—	—	—	—
Total adjustments to consolidated revenues	—	(1,111)	—	(907)

Adjusted revenues by segment:
U.S. Higher Education	247,350	212,207	502,863	438,754
Australia/New Zealand	—	72,949	—	124,418
Alternative Learning	8,481	12,906	18,270	25,430
Adjusted consolidated revenues	$255,831	$298,062	$521,133	$588,602

Income from operations:
U.S. Higher Education	$58,765	$32,059	$115,508	$79,813
Australia/New Zealand	—	15,601	—	12,652
Alternative Learning	4,221	5,180	10,618	11,061
Amortization of intangible assets	(15,417)	(19,392)	(30,834)	(38,799)
Merger and integration costs	(1,174)	(1,937)	(4,938)	(2,949)
Restructuring costs	—	(4,811)	—	(23,078)
Consolidated income from operations	46,395	26,700	90,354	38,700

Adjustments to consolidated income from operations:
Australia/New Zealand[2]	—	897	—	3,142
Amortization of intangible assets	15,417	19,392	30,834	38,799
Merger and integration costs	1,174	1,937	4,938	2,949
Restructuring costs	—	4,811	—	23,078
Total adjustments to consolidated income from operations	16,591	27,037	35,772	67,968

Adjusted income from operations by segment:
U.S. Higher Education	58,765	32,059	115,508	79,813
Australia/New Zealand	—	16,498	—	15,794
Alternative Learning	4,221	5,180	10,618	11,061
Total adjusted income from operations	$62,986	$53,737	$126,126	$106,668

___________________
[1]Adjustments to the Australia/New Zealand segment revenue for the three and six months ended June 30, 2021 include a purchase accounting adjustment of $1.4 million and $3.6 million, respectively, to record acquired contract liabilities at fair value as a result of the Company's acquisition of Torrens University and associated assets in Australia and New Zealand, and foreign currency exchange impact of ($2.5) million and ($4.5) million, respectively, related to translating foreign currency results at a constant exchange rate of 0.743 Australian Dollars to U.S. Dollars, which is the 2021 budget rate.

[2]Adjustments to the Australia/New Zealand segment income from operations for the three and six months ended June 30, 2021 include the aforementioned purchase accounting revenue adjustment of $1.4 million and $3.6 million, respectively, to record acquired contract liabilities at fair value as a result of the Company's acquisition of Torrens University and associated assets in Australia and New Zealand, and foreign currency exchange impact of ($0.5) million related to translating foreign currency results at a constant exchange rate of 0.743 Australian Dollars to U.S. Dollars, which is the 2021 budget rate.

STRATEGIC EDUCATION, INC. UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES ADJUSTED EBITDA (in thousands)

	For the three months ended
	June 30,
	2020	2021

Net income	$34,152	$19,976
Provision for income taxes	13,882	7,481
Other income	(1,639)	(757)
Depreciation and amortization	26,248	32,053
EBITDA (1)	72,643	58,753
Stock-based compensation	3,859	4,649
Merger and integration costs (2)	1,174	1,937
Restructuring costs (3)	—	4,811
Cloud computing amortization (4)	—	841
Contract liability adjustment (5)	—	1,423
Foreign currency exchange impact (6)	—	(526)
Adjusted EBITDA (1)	$77,676	$71,888
(1)	Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.
(2)	Reflects transaction and integration charges associated with the Company's merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.
(3)	Reflects severance costs and right-of-use lease asset impairment charges associated with the Company’s restructuring. Includes $0.5 million of stock-based compensation benefit related to forfeitures of stock-based awards for the three months ended June 30, 2021.
(4)	Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.
(5)	Reflects a purchase accounting adjustment to record acquired contract liabilities at fair value as a result of the Company's acquisition of Torrens University and associated assets in Australia and New Zealand.
(6)	Reflects foreign currency exchange impact related to translating foreign currency results at a constant exchange rate of 0.743 Australian Dollars to U.S. Dollars, which is the 2021 budget rate.

Contacts

Terese Wilke
Director of Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com